UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2013

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 28, 2013, NIC Inc. (the “Company”) entered into an amendment to extend its $10 million unsecured revolving credit agreement with Bank of America, N.A. to May 1, 2015. This revolving credit facility is available to finance working capital, issue letters of credit and finance general corporate purposes. The Company can obtain letters of credit in an aggregate amount of $5 million, which reduces the maximum amount available for borrowing under the facility. Interest on amounts borrowed is payable at a base rate or a Eurodollar rate, in each case as defined in the agreement. The base rate is equal to the higher of the Federal Funds Rate plus 0.5% or the bank’s prime rate. Fees on outstanding letters of credit are either 1.50% (if the Company’s consolidated leverage ratio is less than or equal to 1.25:1) or 1.75% (if the Company’s consolidated leverage ratio is greater than 1.25:1) of face value per annum.

         The terms of the agreement provide for customary representations and warranties, affirmative and negative covenants and events of default. The amendment also continues to require the Company to maintain compliance with the following financial covenants (in each case, as defined in the agreement):

●        Consolidated minimum annual EBITDA of at least $12 million, computed quarterly on a rolling 12-month basis;

●        Consolidated tangible net worth of at least $36 million; and

●        Consolidated maximum leverage ratio of 1.5:1.

         A copy of the amendment is furnished with this report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

ITEM 7.01	REGULATION FD DISCLOSURE

          On July 1, 2013, NIC Inc. issued a press release announcing that its wholly owned subsidiary, Wisconsin Interactive Network, LLC, has been awarded a contract by the State of Wisconsin to develop eGovernment services and manage the state’s official portal, http://www.wisconsin.gov. The contract has an initial five-year term beginning May 2013, and the state of Wisconsin has five, one-year renewal options that run through 2023. Agreements were recently finalized securing the initial primary funding source for the contract. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1

Amendment No. 3 to Credit Agreement entered into by and between NIC Inc., a Delaware corporation, as the Borrower and Bank of America, N.A., a national banking association, as Lender, dated June 28, 2013

99.1	Press release dated July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC Inc.

Date:	July 1, 2013	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer